UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

101 North Sepulveda Blvd.
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

International Rectifier Corporation (“Company”) has approved a change in compensation for independent members of the Company’s Board of Directors (“Board”), effective from and after the beginning of the Company’s 2011 fiscal year, as follows:

1.               The annual retainer fee (“Annual Retainer”) for each independent members of the Board shall be $70,000.

2.               As applicable, independent members of the Board shall receive supplemental annual retainers (“Supplemental Retainers”), as follows: (i) Chairman of the Board - $50,000, (ii) Chair of the Audit Committee - $20,000, (iii) Chair of the Compensation Committee - $15,000, (iv) Chair of the Nominating and Corporate Governance Committee - $10,000, and (v) independent member service with any committee of the Board - $7,500.  There will be no supplemental fee for attending a meeting of the Board or any of the above-named committees of the Board.

3.               Annual Retainers (and Supplemental Retainers) are pro-rated and paid quarterly.  Annual retainers previously in effect during fiscal year 2010 will be pro-rated through the end of the Company’s 2010 fiscal year.

4.               Each independent member of the Board shall receive an annual grant of restricted stock units (“RSU”s) issued under the Company’s 2000 Incentive Plan, as amended (and any successor thereto) (the “Plan”).  The number of RSUs will be established using a set value of $70,000 and the per share value of an RSU as of the close of business on the day of grant, rounded to the nearest whole share unit, using valuation techniques consistent with the approach used by the Company in preparing the Company’s financial statements. Vesting of the RSU awards would take place on the basis of one year cliff vesting, with the date of grant being the third business day following the filing of the Company’s annual report on Form 10-K due during the applicable year.  All directors seated at time of the granting of the award shall be eligible to participate.

5.               Each new independent member of the Board shall be made an initial grant of 20,000 options to purchase shares of the Company’s common stock, the grant of which shall be made by the Board under the Company’s Plan on the date on which the new member is first elected, with the exercise price per share of such options being the closing price per share of the Company’s common stock on the New York Stock Exchange on that date; provided, however, that if the Company is not then within the period that management declares as an open trading period for shares of Company stock under the Company’s insider trading policies, then the grant shall be made on the third business day following the date on which the Company files its next periodic report with the Securities and Exchange Commission, with the exercise price per share being the closing price per share on the New York Stock Exchange on that third business day.

Except as set forth above, all other incidental fees, equity award forms and reimbursement practices currently in place for the independent members of the Board shall remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER
CORPORATION

Date: May 4, 2010	By	/s/ Timothy E. Bixler
Name : Timothy E. Bixler,
Title: Vice President, General Counsel & Secretary